UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

UbiquiTel Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

June 2, 2006

Dear Stockholder:

We have previously sent to you proxy materials for the annual meeting of UbiquiTel Inc. stockholders, to be held on June 27, 2006. Your board of directors unanimously recommends that stockholders vote FOR all of the items on the agenda, including the proposed merger with Sprint Nextel Corporation.

Since approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares, your vote is important. To ensure your shares are represented, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed voting instruction form in the postage-paid envelope provided.

Thank you for your support.

Very truly yours,

Donald A. Harris

Chairman, President and

Chief Executive Officer

IMPORTANT: Failing to vote will have the same effect as a
vote against the proposed merger. Please take a moment of
your time to vote today!

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
Stockholder Call Toll-Free: 1-888-750-5834
Banks or Brokers Call Collect: (212) 750-5833